Exhibit 4.5

Certificate No.	Registration Date	No. of Shares
CROSS SHORE ACQUISITION CORPORATION
(Incorporated in Delaware under the General Corporation Law of the State of Delaware)

	COMMON STOCK	ISIN: USU1549T1098
This is to certify that		CUSIP: U1549T 10 9

Is/are the registered holder of
Common Stock, having par value of $0.0001 fully paid in Cross Shore Acquisition Corporation subject to the Certificate of Incorporation and the By-laws of the Company
PRIOR TO INVESTING IN THE SECURITIES OR CONDUCTING ANY TRANSACTIONS IN THE SECURITIES, INVESTORS ARE ADVISED TO CONSULT PROFESSIONAL ADVISERS REGARDING THE RESTRICTIONS ON TRANSFER SUMMARIZED BELOW AND ANY OTHER RESTRICTIONS.
THIS SECURITY(OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND IS A RESTRICTED SECURITY (AS DEFINED IN RULE 144 OF THE SECURITIES ACT). THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE,
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS WHICH REQUIRE THAT IN ADDITION TO ANY CERTIFICATIONS REQUIRED FROM A TRANSFEROR AS SET FORTH ON THE REVERSE OF THIS CERTIFICATE, PRIOR TO THE EXPIRATION OF A DISTRIBUTION COMPLIANCE PERIOD OF AT LEAST ONE YEAR, THE TRANSFEREE CERTIFIES AS TO WHETHER OR NOT IT IS A U.S. PERSON WITHIN THE MEANING OF REGULATION S AND MUST PROVIDE CERTAIN OTHER CERTIFICATIONS AND AGREEMENTS, PRIOR TO PERMITTING THE TRANSFER. THE COMPANY MAY REQUEST AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS TO BE EFFECTED IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR IS EXEMPT FROM REGISTRATION.

Director	Director
No transfer of the shares (or any portion thereof) comprised in this certificate can be registered until this certificate has been lodged with the Company’s Registrars: Capita IRG (Offshore) Limited, Victoria Chambers, Liberation Square, 1/3 The Esplanade, St. Helier, Jersey JE2 3QA UK Transfer Agent: Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU

Certificate No.	Lodging Agent Code
CROSS SHORE ACQUISITION CORPORATION
To

Transfer Agent:
Capita Registrars
The Registry
34 Beckenham Road,
Beckenham, Kent BR3 4TU.
Telephone
               From UK:0870 162 3100
               From Overseas: +044) 208 639 2157
C984/01

This Common Stock Certificate and the shares of common stock represented hereby shall be held subject to all of the provisions of the Certificate of Incorporation and the By-laws of the Company and any amendments thereto, a copy of each of which is on file at the office of the Company and made a part hereof as fully as though the provisions of said Certificate of Incorporation and By-laws were imprinted in full on this Common Stock Certificate, to all of which the holder of this Common Stock Certificate, by acceptance hereof, assents and agrees to be bound. The Company will furnish without charge to each shareholder who so requests a copy of the Certificate of Incorporation and the By-laws of the Company.
In connection with any transfer of this Common Stock Certificate to be consummated prior to (i) the second anniversary of the later of the date the shares of Common Stock were acquired from the Company or from an affiliate of the Company (the “Two Year 144 Anniversary”), if the Holder has not been an affiliate of the Company, or (ii) the later of (x) the Two Year 144 Anniversary and (y) three months after the Holder ceases to be an affiliate, if the Holder has been an affiliate of the Company, the undersigned holder certifies that (check one):

☐	(a)	This Common Stock Certificate is being transferred to the Company.

☐	(b)	This Common Stock Certificate is being transferred pursuant to an effective registration statement under the Securities Act and in accordance with any applicable laws of the United States and any state of the United States.

☐	(c)	(i) This Common Stock Certificate is being transferred in an offshore transaction not subject to the registration requirements of the Securities Act, by virtue of Regulation S thereunder; (ii) the offer of the Common Stock was not made to a person in the United States; (iii)(A) at the time the buy order was originated, the Transferee was outside the United States or the Holder and any person acting on its behalf reasonably believed that the Transferee was outside the United States or (B) the transaction is executed in, on or through the facilities of the AIM Marked operated by the London Stock Exchange plc, an neither the Holder nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States: (iv) no directed selling efforts have been made in contravention of the requirement of Regulation S; (v) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; (vi) if applicable, in the case of a transfer by a Holder who is a dealer or a person receiving a selling concession, fee or other remuneration in connection with such transfer, such Holder has complied with the additional conditions set forth in Rule 904(b) of Regulation S, and (vii) the Holder has complied with all applicable additional requirements imposed by Rule 903 of Regulation S.

☐	(d)	This Common Stock Certificate is being transferred pursuant to an exemption from registration under the Securities Act in compliance with Rule 144, if applicable, under the Securities Act and is in accordance with applicable USstate securities laws and in relation to which the Holder has furnished to the Company an opinion to such effect from counsel of recognized standing in form and substance satisfactory to the Company prior to such offer, sale, pledge or transfer.

☐	(e)	This Common Stock Certificate is being transferred to a person whom the Holder reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A an is in accordance with applicable US state securities laws.
In addition, in connection with any transfer of this Common Stock Certificate to be consummated prior to one year after the later of (i) the time when the shares of Common Stock were first offered to persons other than distributors in reliance on Regulation S or (ii) the date of closing of the offering of the Common Stock, the undersigned Holder certifies that (please check box):
☐	it has complied with all additional requirements imposed by Rule 903 of Regulation S, including procuring a written declaration from the transferee stating, among other things, that (A) either (i) the transferee is a US person and the transaction is being conducted under the exemption from registration provided by Rule 144A under the Securities Act or (ii) the transferee is not a US person within the meaning of Regulation S and (B) the transferee agrees to be bound by the provisions of Rule 903 of Regulation S regarding resales and hedging activities. A form of such written declaration is available from the Company’s Transfer Agent.
The Company may determine to extend or shorten the certification periods set forth above, or to modify the form of the certificates, in each case in accordance with applicable law.
The Transfer Agent shall not be obligated to register this Common Stock Certificate in the name of any person other than the Holder thereof unless and until the conditions to any such transfer or registration set forth herein and on the face hereof shall have been satisfied.
By:
Name:
Title:
The above signature shall not constitute an endorsement of this Common Certificate. Assignment and transfer of this Common Stock Certificate shall not be effected by an endorsement on this certificate, but by execution and deliver of a separate stock transfer form, which may be obtained from the Company’s Transfer Agent.
Unless otherwise specified, terms used in this certificate have the meanings set forth in Regulation S. Transferee and the Issuer are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.